October 25, 2019

RE: Shell Status of GH Capital, Inc.

Dear Sir or Madam:

My firm has been retained for the purposes of providing an opinion in regard to GH Capital, Inc., a Florida corporation (the “Company”), regarding the operations, assets, and whether the Company is a shell following the acquisition of Vitana-X, Inc., a Florida corporation (“Vitana”).

For purposes of this opinion letter, I have made such legal and factual examinations and inquiries as I have deemed sufficient to make a proper opinion and have examined, among other things, originals or copies, certified or otherwise identified to my satisfaction as being true copies, of such documents, corporate records, certificates of public officials, and other instruments which, in my judgment, I deemed necessary or advisable to enable us to render the opinions expressed below.

In my examination, I have assumed (without investigation or inquiry) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photocopied or conformed copies, the authenticity of originals of all such latter documents, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. I have examined copies identified to my satisfaction as true copies of the originals of the following information and documents and all the exhibits thereto, as a basis for the opinions expressed below:

1.	Correspondence, website, contracts, financial statements, and other documentation detailing the operations of the Company.

2.	Filings with the Securities and Exchange Commission.

3.	General review of the books and records of Vitana and the Company.

“Shell Company” and Footnote 32

In SEC Release No. 33-8587, published on July 15, 2005 (the “Release”), the Securities and Exchange Commission (the “Commission”) defined a “shell company” as a company with no or nominal operations, and either no or nominal assets or assets consisting of any amount of cash and cash equivalents and nominal other assets. In adopting this definition, the Commission stated in the Release that it was trying to better describe the type of companies that were involved in certain schemes referred to in the Release. Specifically, it was focusing on companies which were essentially non-operating public companies that

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had no business or purpose other than a potential business combination transaction. Thus, the purpose of the shell definition was to provide a mechanism to address these types of schemes, and not to hamper the development of startups and development stage companies.

Further, the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. The Commission stated, “We are not defining the term ‘nominal,’ as we believe that this term embodies the principle that we seek to apply and is not inappropriately vague or ambiguous.” Indeed, the challenge presented to the Commission is providing a definition that can fit a variety of industries. For example, an oil and gas company or manufacturing operation would likely require much greater assets and operations than a software as a service company. Merriam-Webster defines nominal as “existing as something in name only: not actual or real: very small amount.” However, the Commission attempted to provide some clarity regarding what they deemed “nominal” as a footnote to the Release (generally referred to as “Footnote 32”).

In addition, under the definition set forth in Rule 12b-2 under the Securities Exchange Act of 1934 and Rule 405 of the Act (33), if a company has more than nominal operations, further inquiry is not necessary as the company is not a shell company. Both Acts define a shell company as follows:

The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB, that has:

1.	No or nominal operations; and
2.	Either:
a.	No or nominal assets;
b.	Assets consisting solely of cash and cash equivalents; or
c.	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Thus, the rule requires an analysis of, first, the operations of the company as nominal or not. If it is determined that the issuer has greater than nominal operations, no further analysis is required. However, if nominal operations are determined, we must then analyze the assets. The assets can be neither nominal nor solely consisting of cash and cash equivalent. Again, the determination of nominal is on a case by case basis. However, if an issuer whose assets consist solely of cash or cash equivalents, the issuer would be deemed a shell. It should be noted that although revenues are a good indicator of actual operations, the lack of revenues alone does not deem an issuer to have less than nominal operations.

As previously stated, due to the less than precise definition of a ‘nominal” each issuer must be evaluated on a case by case basis. In evaluating an issuer’s shell status, we must look at the requirements of the issuer to successfully operate their business. What is more, the Commission has expressly stated in in Footnote 172 of the Release, the restrictions of a

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shell company as stated under Rule 144, generally, are not intended to “capture” startup companies with limited operating history. Therefore, the fact that an issuer has limited operations and assets or is a development stage company does not make an issuer a shell company, so long as it has taken active steps to implement a legitimate business plan, AND the issuer has no intention of placing an operating business, with operations and/or assets in excess of nominal within the issuer in order to avoid the restrictions of Rule 419 and seek an acquisition target otherwise.

Opinion

In light of the discussion above and for the reasons set forth herein, I am of the opinion that the Company is not a shell company. This conclusion is based upon the following:

1.       The Company was incorporated on May 5, 2015 in the state of Florida. The initial operations of the Company related to payment processing services, primarily in European markets. In the fall of 2017, the Company attempted to expand the payment processing services with the acceptance of crypto currencies. In tandem with launching the crypto-currency processing services, in the winter of 2018 the Company began providing consulting services European companies looking to access US capital markets. By the summer of 2018, due to the overly burdensome regulatory market and lack consumer interest in crypto-currency processing, the Company closed the payment processing business completely, and continued the capital markets advisory services. The Company continued these operations up until the date of the acquisition of Vitana, on August 23, 2019. At the time, the Company, had approximately 5 consulting clients. On August 30, 2019, the Company spun off the capital markets advisory business in order to focus exclusively on the operations of Vitana.

2.       Vitana was incorporated in the state of Florida on February 11, 2019. Initial operations of Vitana consisted of general corporate structure and planning consistent with the exception described in Footnote 172.[1] Beginning in April of 2019, Vitana began raising funds through Regulation S of the Securities Act, while simultaneously implementing the initial operations of Vitana, including, but not limited to, the engagement of branding and marketing specialists, product design firms, and preparing initial canning of the Vitana energy drinks. By July of 2019, Vitana had a inventory of approximately 500,000 cans of their energy drink to be available for their September “soft” launch.

3.       On August 23, 2019, the date of the acquisition of Vitana had assets in the form of inventory and evidence of operations as shown through paid invoices and actual product design. I have reviewed the invoices and have confirmed the operations of Vitana as

[1] As Vitana is a wholly owned subsidiary of the Company, the analysis of shell status of Vitana prior to the acquisition has no substantive value in regards to shell status analysis of the Company at the time of and immediately following the acquisition of Vitana, I believe it provides additional evidence to the conclusion that the Company is not now and has never been a shell.

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consistent with a company undergoing a new product launch. The lack of revenues is consistent with a small Company launching a new business line and is not indicative of a lack of operations.

Conclusion

Based on my analysis of the given facts, I have concluded that the Company is not now and has not been for at least 12 months a “shell company” as defined by Rule 405 of the Securities Act of 1933 having greater than nominal both assets and operations both before and after the acquisition of Vitana and the spin-off of the previous business operations.

This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). Consequently, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion letter is limited to the matters expressly stated herein. This opinion is rendered to the Company and is solely for its benefit to be used only in connection with the matters stated herein, except that it may deliver copies of this opinion to its professional advisors, to any governmental agency or regulatory authority or if otherwise required by law. The opinions set forth herein are rendered as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur. In the event there is a material change in the representations made by the Company or it is otherwise revealed that any representations made by the Company or any document provided by the Company is false or misleading the force of this opinion shall cease immediately without explicit action by me or my firm. Furthermore, I assume no obligation to advise you of any change, material or otherwise, occurring at any time after the date hereof in any matter discussed herein.

Sincerely,

 William R. Eilers, Esq.